Exhibit 99
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Ocwen Asset Investment Corp.
1675 Palm Beach Lakes Boulevard
West Palm Beach, Fl 33401
(NYSE: OAC)
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News release:  IMMEDIATE                                           July 15, 1998

OCWEN ASSET INVESTMENT CORP. COMPLETES PRIVATE PLACEMENT OF $150 MILLION OF SENIOR NOTES

West Palm Beach, FL -- Ocwen Asset Investment Corp. (NYSE: OAC), a hybrid REIT, announced today that it completed the issuance of $150 million of 11.5% Senior Notes due 2005 under Rule 144A of the Securities Act of 1933, as amended. The Company intends to effect an exchange offer for the Senior Notes within the next 180 days whereby the holders of the Senior Notes will receive new Senior Notes which have been registered with the SEC. Lehman Brothers, Morgan Stanley Dean Witter, J.C. Bradford & Co. and Piper Jaffray Inc. acted as underwriters on the transaction.

Christine A. Reich, President of OAC, stated, "We sought this funding because we continue to see attractive assets that meet our risk-return parameters." Between the date of its initial public offering on May 19, 1997 and June 30, 1998, OAC closed transactions totaling $848 million of which $781 million have been funded.

Ocwen Asset Investment Corp. a hybrid mortgage REIT headquartered in West Palm Beach, Florida, invests in distressed commercial real estate, subordinate commercial mortgage-backed securities and subordinate and residual interests in residential mortgage-backed securities. OAC generally looks for opportunities to acquire these assets and leverage the special servicing capabilities of its manager Ocwen Financial Corporation (NYSE: OCN) in order to realize above average yields or wider spreads. Using a disciplined approach to real estate investing, OAC seeks to uncover and invest in higher-yielding assets.

CERTAIN STATEMENTS CONTAINED HEREIN MAY NOT BE BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES ACT OF 1934, AS AMENDED. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH STATEMENTS DUE TO RISKS, UNCERTAINTIES AND CHANGES WITH RESPECT TO A VARIETY OF MARKET AND OTHER FACTORS.

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Contact                        Christine A. Reich                 (561) 682-8569
                                Mark S. Zeidman                   (561) 682-8600
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